EXHIBIT 99.1

ME2C® Environmental to Present at the 34th Annual ROTH Conference

CORSICANA, TX, March 8, 2022 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C Environmental" or the “Company”), a leading environmental technologies firm, has been invited to present at the 34th Annual Roth Conference being held virtually and in-person in Dana Point, California on March 13-15, 2022.

Richard MacPherson, CEO of ME2C Environmental, is scheduled to participate in a fireside chat  presentation on Tuesday, March 15 at 5:00 PM Eastern Time with Gerard J. Sweeney, Managing Director, Senior Research Analyst at Roth Capital Partners covering Industrials with an emphasis on environmental services companies.

ROTH will host a pre-recorded webcast of the company's presentation prior to the start of the conference. It will be accessible via the conference website here.

Richard MacPherson's presentation will provide highlights of recent company news, including increased business in its patented Sorbent Enhancement Additive (SEA®) technologies for mercury emissions capture and progress on its emerging technology for rare earth element (REE) processing. Mr. MacPherson will also discuss the Company's previously announced expectations of full-year 2021 preliminary unaudited revenues of approximately $13.0 million compared to approximately $8.2 million for 2020, and full year 2022 preliminary revenue guidance in the range of approximately $20 to $22 million, representing 60% year-over-year revenue growth.

Click here to submit your conference registration request. To schedule a one-on-one meeting with ME2C, please contact your ROTH representative. For questions or further information about ME2C, please contact Kevin McGrath, TraDigital IR, or submit your request via email to kevin@tradigitalir.com

About ME2C® Environmental

ME2C Environmental is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge mercury emissions services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein contains "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, our preliminary revenue guidance for 2022 and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all. Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental.

In addition to the foregoing, statements with respect to our preliminary revenue guidance for 2022, related projections and statements regarding our ability to meet such projections in the anticipated timeframe, represent management’s good faith estimates and expectations.  Such guidance is based upon certain assumptions, including, but not limited to, that additional license agreements will be entered into following the date of this release during 2022, new supply customers will be obtained in 2022 and that certain current licensees of our patented technologies who are not current supply customers will transition to purchasing products from us in 2022.  Such assumptions may prove to be incorrect and actual results may differ materially from those anticipated.  Consequently, guidance cannot be guaranteed.  As such, investors are cautioned not to place undue reliance upon guidance as there can be no assurance that the plans, assumptions or expectations upon which they are placed will occur.

All forward-looking statements speak only as of the date of this release.  ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:

Stacey Hyatt

Corporate Communications

ME2C Environmental

Main: 614-505-6115 x-1001

Direct: 404-226-4217

shyatt@me2cenvironmental.com

Investor Relations Contact:

Kevin McGrath

Managing Director

TraDigital IR

Tel: 646-418-7002

kevin@tradigitalir.com

2